UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2024, HOOKIPA Pharma Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) to effect the previously disclosed 1-for-10 reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective at 5:00 p.m. Eastern Time on July 9, 2024 (the “Effective Time”).

The Charter Amendment provides that, at the Effective Time, every 10 issued and outstanding shares of the Company’s common stock were automatically combined into one issued and outstanding share of common stock. The par value per share of the common stock remained unchanged at $0.0001. Fractional shares were not issued in connection with the Reverse Stock Split. Stockholders who were otherwise entitled to receive a fractional share received a proportional cash payment. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s relative interest in the Company’s equity securities, except for any adjustments for fractional shares. As a result of the Reverse Stock Split, proportionate adjustments were made to the conversion ratio for the Company’s Class A Common Stock and the conversion prices of the Company’s Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock. Proportionate adjustments were also made to the number of shares underlying, and the exercise or conversion prices of, the Company’s outstanding stock options and to the number of shares of common stock issuable under the Company’s equity incentive plans. The Reverse Stock Split proportionately reduced the number of authorized shares of the Company’s common stock from 400,000,000 to 40,000,000.

As a result of the Reverse Stock Split and immediately following the Effective Time, the number of issued and outstanding shares of the Company's common stock will be adjusted from approximately 96.6 million shares to approximately 9.7 million shares.

The foregoing summary is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Joern Aldag
	Name:	Joern Aldag
	Title:	Chief Executive Officer